EXHIBIT 32.0

Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Hampden Bancorp, Inc. (the “Company”) certifies that the quarterly report on Form 10-Q of the Company for the period ended September 30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 10, 2014	/s/ Glenn S. Welch
Glenn S. Welch
Chief Executive Officer and President

Date: November 10, 2014	/s/ Tara G. Corthell
Tara G. Corthell
Chief Financial Officer and Treasurer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.